Exhibit 16.1
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April 20, 2005


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Fedders Corporation's Form 8-K as filed on April 20, 2005, and we agree with the statements made therein.

Yours truly,


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Parsippany, New Jersey